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                                                                    EXHIBIT 23.5



                            CONSENT OF LEGAL COUNSEL



     We hereby consent to the use of our name in the registration statement of Teleglobe Inc. on Form F-4 under the captions "The Merger -- United States Federal Income Tax Consequences," "Legal Opinions" and elsewhere in the registration statement.



                                            /s/  GOODMAN, PHILLIPS & VINEBERG



New York, New York


October 9, 1998